Exhibit 3.2

FILE COPY CERTIFICATE OF INCORPORATION ON CHANGE OF NAME Company Number 15030617 The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006: POLARIS PUBCO PLC a company incorporated as public limited by shares, having its registered office situated in England and Wales, has changed its name to: CORPACQ GROUP PLC Given at Companies House on 11th October 2023 * N15030617A * The above information was communicated by electronic means and authenticated by the Registrar of Companies under section 1115 of the Companies Act 2006Companies House